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                                                                EXHIBIT 10.10a

                                                              NOVEMBER 1, 1994

                               SECOND AMENDMENT TO
                                 LEASE AGREEMENT


THIS SECOND AMENDMENT TO LEASE is made of this 14th day of November, 1994, by and between HD DELAWARE PROPERTIES, INC., a Delaware corporation ("Landlord"), and BANK UNITED OF TEXAS FSB ("Tenant").

                              W I T N E S S E T H:

WHEREAS, United Savings Association of Texas FSB ("United") has heretofore entered into that certain Office Building Lease dated as of April 1, 1989 (the "Lease"), as amended by that certain First Amendment to Lease dated as of January 31, 1990 (the "First Amendment"), by and between Homart Development Co., a Delaware corporation ("HDC"), as landlord, and United, as tenant, for premises (the "Premises") consisting of one hundred seventy-two thousand one hundred eighty seven (172,187) rentable square feet on the thirteenth (13th), fourteenth
(14th), sixteenth (16th), seventeenth (17th), eighteenth (18th), nineteenth (19) and twentieth (20th) floors of that certain office building known as Phoenix Tower, located at 3200 Southwest Freeway, Houston, Texas (the "Building"); and

WHEREAS, HDC has heretofore assigned all of HDC's right, title and interest in and to the Lease to Landlord and Landlord has agreed to assume any and all obligations and rights of HDC thereunder; and

WHEREAS, United theretofore assigned all of United's right, title and interest in and to the Lease to Tenant and Tenant has agreed to assume any and all obligations and rights of United thereunder; and

WHEREAS, the parties hereto now desire to amend the Lease to expand the size of the Premises as leased and modify certain other provisions as set forth herein but not otherwise.

NOW, THEREFORE, in consideration of the covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Defined Terms

For purposes of this Second Amendment to Lease (the "Second Amendment"), the term "Lease" shall mean the Lease as modified by the First Amendment. Capitalized terms and other defined items used herein but not defined herein shall have the meanings ascribed to them in the Lease. In the event any of the terms of the Lease conflict with the terms of this Second Amendment, the terms of this Second Amendment shall control.

2. Expansion of Premises

Commencing on December 1, 1994 (the "Effective Date"), the Premises shall consist of the space currently occupied by Tenant on the thirteenth (13th), fourteenth (14th), sixteenth (16th), seventeenth (17th), eighteenth (18th), nineteenth (19th) and twentieth (20th) floors of the Building and an additional two thousand two hundred sixty-one (2,261) rentable square feet on the ninth
(9th) floor of the Building as shown on Exhibit A attached hereto and incorporated herein (such additional space being referred to herein as the "Expansion Space"), such that the total rentable square footage of the Premises shall be one hundred seventy-four thousand four hundred forty-eight (174,448) rentable square feet.

3. Base Rent

Commencing on the Effective Date and continuing to and including the Termination Date, Base Rent shall be Three Million One Hundred Twenty-Eight Thousand Five Hundred Seventy-Eight and 12/100 Dollars ($3,128,578.12) per annum (based on $18.00 per rentable square foot of the Premises excluding the Expansion Space per annum and $12.92 per rentable square foot of the Expansion Space per annum), payable in equal monthly installments of Two Hundred Sixty Thousand Seven Hundred Fourteen and 84/100 Dollars ($260,714.84), all such Base Rent payable in accordance with the provisions set forth in the Lease.

4. Additional Rent

         (a) Commencing on the Effective Date and continuing to and including the Termination Date, for purposes of calculating Additional Rent payable by Tenant pursuant to Section 4(b) of the Lease, separate calculations will be made for (i) the portion of Additional Rent attributable to the Expansion Space and
(ii) the portion of Additional Rent attributable to the remainder of the Premises excluding the Expansion Space, and Additional Rent for the entire Premises shall be the sum of the results of such calculations.

         (b) For the purposes of calculating the portion of Additional Rent attributable to the Expansion Space, Excess Operating Costs shall be as defined in Paragraph 1(k) of the Lease with the word "1994" substituted for the word "1989" wherever the letter appears in said paragraph and the word "1995" substituted for the word "1990" where it appears in the sixth line thereof, and Tenant's Share shall be thirty-nine hundredths percent (0.39%), subject to adjustment as set forth in Paragraph 1(k) of the Lease.

         (c) For the purposes of calculating the portion of Additional Rent for the remainder of the Premises excluding the Expansion Space, Excess Operating Expenses and Tenant's Share shall be determined as set forth in the Lease prior to the modification thereof as contained in this Second Amendment.
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                                                                NOVEMBER 1, 1994

5. Tenant Improvements

Landlord shall construct the Expansion Space in accordance with Exhibit C attached hereto and made a part hereof.

6. Parking

Commencing on the Effective Date and continuing to and including the Termination Date, Landlord shall provide Tenant with an additional seven (7) unassigned parking spaces at such rates and upon such terms and conditions as are set forth in the Lease.

7. Brokerage Commissions

Landlord and Tenant hereby represent and warrant to each other that no commission is due and payable to any broker or other leasing agent in connection with this Second Amendment as a result of its own dealings with any such broker or leasing agent, and Landlord and Tenant hereby agree to indemnify and hold each other harmless from and against all loss, damage, cost and expense (including reasonable attorneys' fees) suffered by the other party as a result of a breach of the foregoing representation and warranty.

8. Full Force and Effect

Except as amended hereby, all terms and conditions of the Lease shall remain in full force and effect throughout the duration of the Term. The Lease, as amended herein, constitutes the entire Agreement between the parties hereto and no further modification of the Lease shall be binding unless evidenced by an agreement in writing signed by Landlord and Tenant.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Sixth Amendment as of the day and year first above written.

LANDLORD:                              TENANT:

HD DELAWARE PROPERTIES, INC.,          BANK UNITED OF TEXAS FSB
a Delaware corporation


By:   /s/ Gilbert A. Fell               By:   /s/ John Grzywa
      -----------------------------           --------------------------------
Name: Gilbert A. Fell                   Name: John Grzywa
      -----------------------------           --------------------------------
Its:  Vice President                    Its:  Senior Vice President
      -----------------------------           --------------------------------
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                                                              NOVEMBER 1, 1994


                                    EXHIBIT C

                             CONSTRUCTION AGREEMENT


         1. Landlord shall, at Landlord's cost and expense, complete any standard or non-standard work (the "Work") in the Expansion Space in accordance with the drawings, plans and specifications set forth in Paragraph 2 hereof (including all engineering, space planning, demolition and construction required in connection therewith), subject to the terms and conditions of this Agreement.

         2. (a) Landlord shall complete the Work in accordance with drawings, plans and specifications prepared by Gensler and Associates, dated October 19, 1994 with revisions by Tenant and including October 26, 1994.

            (b) If Tenant desires any additional work to be performed in the Expansion Space, Tenant shall cause drawings and plans and specifications for such work to be drawn either by arranging therefor with Landlord's architect or engineer.

            (c) Tenant shall submit any drawings and plans and specifications required by subparagraph (b) hereof on or before October 26, 1994.

            (d) All drawings, space plans, plans and specifications are expressly subject to Landlord's prior written approval. Any approval by Landlord or Landlord's architects or engineers of any of Tenant's drawings, plans and specifications which are prepared in connection with construction of improvements in the Expansion Space shall in no way bind Landlord or constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and applications, or the improvement to which they relate, for any use, purposes, or condition, but this approval shall merely be the consent of the Landlord to Tenant's construction of improvements in the Expansion Space in accordance with such drawings, plans and specifications.

         3. Failure by Tenant to pay any amounts due hereunder shall have the same effect under the Lease as failure to pay rent, and this failure or the failure by Tenant to perform any of its other obligations hereunder shall constitute an Event of Default under the Lease, entitling Landlord to all of its remedies under the Lease as well as remedies otherwise available to Landlord.

         4. Notwithstanding the Effective Date provided in the Second Amendment, Tenant's obligations for the payment of rent thereunder as to the Expansion Space shall not commence until Landlord has substantially completed all work to be performed by Landlord as set forth herein as to the Expansion Space; provided, however, that if Landlord is delayed in substantially completing such work as a result of:

            (a) Tenant's changes in any drawings, plans or specifications; or

            (b) The performance of any other work in the Expansion Space by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work; or

            (c) Any other act or omission of Tenant;

all of which shall be deemed to be delays caused by Tenant ("Tenant Delays"), then the Effective Date shall be deferred only until the date on which Landlord would have substantially completed the performance of the Work but for such Tenant Delays. Deferral of the Effective Date shall be in full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Expansion Space not being ready for occupancy by Tenant as of the Effective Date provided in the Lease.

         5. Landlord, subject to the following terms and conditions, and upon request by Tenant, shall grant to Tenant and Tenant's agents a license to enter the Expansion Space prior to the Effective Date in order that Tenant may do other work required by Tenant to make the Expansion Space ready for Tenant's use and occupancy:

            (a) Tenant shall give Landlord not less than five (5) days' prior written notice of the request to have such access to the Expansion Space, which notice must contain or be accompanied by: (i) a description and schedule for the work to be performed by those persons and entities for whom and which such early access is being requested;
         (ii) the names and addresses of all contractors, subcontractors and material suppliers for whom and which such access is being requested;
         (iii) the approximate number of individuals, itemized by trade, who shall be present in the Expansion Space; (iv) copies of all contracts pertaining to the performance of the work for which such early access is being requested; (v) copies of all plans and specifications pertaining to the work for which such access is being requested; (vi) copies of all licenses and permits required in connection with the performance of the work for which such access is being requested; (vii) certificates of insurance and instruments of indemnification against all claims, costs, expenses, damages, suits, fines, penalties, actions, causes of action and liabilities which may arise in connection with such work; and (viii) assurances of the availability of funds sufficient to pay for all such work, if such assurances are requested by Landlord. Each of the foregoing shall be subject to Landlord's approval, which approval shall not be arbitrarily withheld. Notwithstanding the foregoing, in the event that Tenant requests said license for the purpose of installation of equipment and cabling for telephone, computer or security systems, one (1) day's prior telephone notice shall be required and the requirements of subparagraphs (iii),
         (iv), (v), (vi) and (vii) hereinabove shall be waived.

            (b) Such early access is subject to scheduling by Landlord.

                                       C-1
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                                                                NOVEMBER 1, 1994

            (c) Tenant's agents, contractors, workers, mechanics, suppliers, and invitees must work in harmony and not interfere with Landlord and Landlord's agents in doing Work in the Expansion Space and any additional work in the Expansion Space, Landlord's work in other premises and in common areas of the Building or the general operation of the Building. If at any time such entry shall cause or threaten to cause disharmony or interference, including labor disharmony, Landlord may withdraw its license upon twenty-four (24) hours prior written notice to Tenant.

            (d) In the event that Landlord's Work in the Expansion Space and Tenant's work in the Expansion Space (pursuant to the license granted herein) progresses simultaneously, Landlord shall not be liable for any injury to person or damage to property of Tenant, or of Tenant's employees, licensees or invitees, from any cause whatsoever occurring upon or about the Expansion Space, and Tenant shall indemnify and save Landlord harmless from any and all liability and claims arising out of or connected with any such injury or damage.

            (e) Tenant agrees that it is liable to Landlord for any damage to the Expansion Space or any portion of the work in the Expansion Space caused by Tenant or any of Tenant's employees, agents, contractors, workers or suppliers.

         6. All work and materials furnished or paid for by Landlord or its contractors is Landlord's property and will be considered part of the Building. On substantial completion of the Expansion Space portion of the Work, Landlord shall tender the Expansion Space to Tenant. Tenant's taking possession of the Expansion Space shall indicate Tenant's acceptance thereof in all respects, and upon such acceptance, the Expansion Space shall be deemed a part of the Premises for all purposes under the Lease.

                                       C-2
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                                                                NOVEMBER 1, 1994

                                    EXHIBIT A

                          FLOOR PLAN OF EXPANSION SPACE

                                [INSERT FIGURE]
                   [THE PHOENIX TOWER, SUITE 950 FLOOR PLAN]